EXHIBIT 6.3

                   CONVERTIBLE DEBENTURE AGREEMENT

DATED: October 14, 1999

BETWEEN:                            ("Investor")

AND: Axion Spatial Imaging, Inc.    ("Company")
     9925 - 109th Street, Suite 700
     Edmonton, Alberta   T5K 2J8
     Canada
     Fax:  (780) 423-4468


1.0 RECITALS

    1.1 This Convertible Debenture Agreement ("Agreement") is entered into this date by and between_______________ ("Investor") and Axion Spatial Imaging, Inc., a Nevada corporation ("Company"). Subject to the terms and conditions of this Agreement, the Company also agrees to issue to Investor a warrant to purchase common stock of the Company, in substantially the form attached to this Agreement as Exhibit B (the "Warrant").

    1.2 The purpose of this Agreement is to set out the terms of the arrangement by which Investor agrees to invest in a Convertible
Debenture ("Debenture") of the Company. All dollar amounts contained in this Agreement are stated in U.S. funds.


2.0 DEFINITIONS

    2.1 "Agreement" means this Convertible Debenture Agreement and all attached Exhibits and Schedules, the terms of which are incorporated by reference herein.

    2.2 "Closing" or "Closing Date" means the date and time as of which the issuance of the Debenture actually takes place and consideration is paid, which shall occur immediately following the execution of this Agreement at the offices of the Company, or at such other time or place as the Investor and Company may mutually agree upon.

    2.3 "Common Stock" means shares of the class designated as common stock, $.001 par value, of the Company at the date of this Agreement.

    2.4 "Company" has the meaning set forth in the Recitals section above.

    2.5   "Conversion Price" means $.43 per share.

    2.6 "Conversion Shares" means that number of shares of the Company's Common Stock issuable upon conversion of the Debenture, valued at the Conversion Price, provided, however, that if an adjustment is required under Section 5.5 of this Agreement, that "Conversion Shares" means, after each such adjustment, the number of shares of Common Stock issuable upon the conversion of this Debenture immediately after the last such adjustment.

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    2.7   "Investor" has the meaning set forth in the Recitals section above.

    2.8 "Maturity" means the earlier of (i) 5:00 pm Pacific Daylight Time on the date thirty-six (36) months after the Closing Date; or
(ii) the date of complete conversion (if any) as provided in this Agreement.

    2.9 "Principal" means the amount of money loaned to the Company by Investor, ________________________, payable in lawful money of the United States.


3.0 PURCHASE AND SALE OF DEBENTURE

    3.1 Investor agrees, on the terms of and subject to the conditions specified in this Agreement, to lend to the Company the Principal. Investor's loan shall be evidenced by a convertible debenture ("Debenture") in the form of Exhibit A dated the Closing Date, and will provide that for value received, unless previously converted, the Company will pay to Investor on or before Maturity the amount of the Principal in lawful money of the United States with interest on the Principal from the Closing Date. The interest rate will be calculated on basis of a simple interest rate of 10% (ten percent) per annum, and shall be payable annually.

    3.2 At the Closing, Investor shall deliver to the Company: (1) the Principal in United States dollars in immediately available funds by wire transfer to an account designated in writing by the Company prior to Closing; and (2) all documents, instruments and writings required to have been delivered at or prior to Closing by the Investor pursuant to this Agreement.

    3.3 At the Closing, subject to the provisions of this Agreement, the Company shall deliver to Investor: (1) the Debenture in the form of Exhibit A. The Debenture and the Conversion Shares shall carry the restrictive legend set forth in Section 7.4 below; and
(2) all documents, instruments and writings required to have been delivered at or prior to Closing by the Company pursuant to this Agreement.


4.0 THE WARRANT

    4.1 Subject to the terms and conditions of this Agreement, the Company agrees to issue to Investor a warrant, in substantially the form attached to this Agreement as Exhibit B (the "Warrant"), to purchase common stock of the Company at an exercise price of U.S $.62 per share.


5.0 CONVERSION PRIVILEGE

    5.1 The Debenture shall be convertible at any time at the option of Investor into Common Stock of the Company at the Conversion
Price, upon not less than ten (10) nor more than ninety (90) days notice. The number of Conversion Shares is subject to adjustment in certain events as set forth in Section 5.5 below. Investor may elect to convert the entire Principal of the Debenture into Conversion Shares or a portion thereof at the Conversion Price, provided however, that in the event of any partial conversion, at least $25,000 of the Principal must be converted at any given time. Partial conversion of the Debenture shall result in a proportional reduction of the Principal.

    5.2 To convert, Investor shall within the conversion period tender notice of conversion to the agent designated by the Company. Conversion eliminates all rights and obligations resulting from the

Debenture. No fractional share of Common Stock or scrip representing a fractional share will be issued upon conversion, but if the conversion results in a fractional share the Company will round the fractional share upward to the next whole integer. As soon as practicable after receipt of a request by the Investor to convert, the Company shall deliver a certificate for the number of whole Conversion Shares issuable upon the conversion. The Company agrees to reserve a sufficient number of shares of its Common Stock to satisfy its obligation to Investor in the event Investor elects to convert. If Investor elects to convert, Investor may also elect to convert any accrued and unpaid interest into Common Stock at the Conversion Price.

    5.3 The Conversion Shares will not be registered under the United States Securities Act of 1933, as amended ("Securities Act"), and shall be issued as restricted common stock as the term "restricted" is defined in Rule 144 under the Securities Act. Generally, under Rule 144 the Conversion Shares must be held for a period of at least one year from the date full consideration was given for the Debenture, and may be resold in broker's transactions only in accordance with the terms and limitations of Rule 144.

    5.4 Automatic Conversion. The Debenture shall automatically be converted into shares of Common Stock at the Conversion Price upon the earlier of (1) immediately upon the closing of the sale of the Company's Common Stock in a firm commitment, underwritten public offering registered under the Securities Act, at a public offering price (prior to underwiter's discounts and expenses) equal to or exceeding $2.00 per share of Common Stock (as adjusted for any stock dividends, combinations or splits with respect to the shares) and the aggregate proceeds to the Company (after deduction for underwriter discounts and expenses relating to the issuance) exceed $1,000,000, or (2) if the average common stock trading price ("Average Market Price") for the fifteen (15) trading days last preceding the date of conversion is equal to or exceeds $1.88 per share. For purposes of calculating the Average Market Price, the market price per share of the common stock at any date shall be (i) if the principal trading market for such securities is an exchange, the closing bid price on the exchange on that day, provided if trading of the common stock is listed on any consolidated tape, the price shall be the closing bid price set forth on the consolidated tape, or (ii) if the principal market for the securities is the over-the-counter market, the closing bid price on that date as set forth by NASDAQ NMS, NASDAQ SmallCap, the NASD Electronic Bulletin Board or over-the-counter, as the case may be, or (iii) if the security is not quoted over-the-counter, the closing bid price as reported by the National Quotation Bureau (or similar organization or agency succeeding to its functions of reporting prices). Notwithstanding the foregoing, if there is no reported closing price or closing bid price, as the case may be, on a date prior to the event requiring a computation or adjustment hereunder, then the market price shall be determined as of the latest date prior to the day for which the closing price or closing bid price is available.

    5.5 The number of Conversion Shares is subject to adjustment upon the occurrence of certain events, including (i) stock dividends, stock splits or combinations, (ii) rights offerings for shares of common stock at less than the then current market price to existing holders of common stock, and (iii) recapitalizations, mergers and reorganizations. However, in the event of a merger or reorganization in which the Company is not the surviving corporation, including one following an acquisition of substantially all of the Company's outstanding voting securities by another corporation, the right of Investor to convert the Debenture into Common Stock of the Company shall, at the sole discretion of Investor, be converted into the right to receive whatever securities or other property, including cash, the holders of Common Stock received upon such merger or acquisition.


6.0   REPRESENTATIONS AND WARRANTIES OF THE COMPANY

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    6.1   The Company represents and warrants to Investor as follows that the statements contained in this Section 6.0 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section), except as set forth in the disclosure schedule accompanying this Agreement as Schedule A and initialed by the Parties (the "Disclosure Schedule"). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 6.0.

    6.2 The execution and delivery to Investor by the Company of this Agreement, constitutes the legal, valid, and binding obligation of the Company, enforceable against the Company in accordance with its respective terms. The Company has the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and any of the Company's closing documents, if required, and to perform its obligations under this Agreement and the Company's closing documents.

    6.3 To the best of the Company's knowledge, information and belief, neither the execution and delivery of this Agreement nor the compliance with and fulfillment of the terms and provisions of this Agreement:

         (a) will result in the breach of any term or provision of, or constitute a default under or conflict with the charter documents, Articles of Incorporation or Bylaws of the Company;

         (b) is prohibited by or requires any notification, consent, authorization, or any judgment, order, writ, injunction, or decree which is binding upon the Company, except for such approvals or other action or inaction as may be required under the securities or corporate laws of the various states or other jurisdictions.

    6.4 The Company is not or will not be required to give any notice to or obtain any consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of its terms and provisions.


7.0   REPRESENTATIONS AND WARRANTIES OF INVESTOR

    7.1 Investor represents and warrants to the Company as follows that the statements contained in this Section 7.0 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section), except as set forth in the disclosure schedule accompanying this Agreement as Schedule B and initialed by the Parties (the "Disclosure Schedule"). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 7.0.

    7.2 This Agreement, together with the Promissory Note of even date, attached to this Agreement as Addendum A, constitutes the legal, valid, and binding obligation of Investor, enforceable against Investor in accordance with its terms. Investor has the full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder unless otherwise stated in this Agreement.

    7.3 Neither the execution nor the delivery of this Agreement, nor the compliance with and fulfillment of its terms and provisions:
         (a) will result in the breach of any term or provision of, or constitute a default under or conflict with the Articles of Incorporation or Bylaws of Investor; and
         (b) is prohibited by or requires any notification, consent, authorization, or any judgment, order, writ, injunction, or decree which is binding upon Investor, except for such approvals or other action or inaction as may be required under the securities or corporate laws of the various states or other jurisdictions.
    7.4 With respect to the purchase of the Debenture and the under-lying Conversion Shares, Investor warrants and represents the following:
         (a) Investor has been fully advised of the financial condition of the Company, has been allowed to review all relevant financial, business and legal documentation sufficient to enable it to evaluate its investment in the Debenture and the underlying
Conversion Shares;
        (b) Investor has been provided with all materials and information requested by Investor or its representatives, including any information requested to verify any information furnished, and Investor has had an opportunity to discuss the Company's business, management and financial affairs with the Company's senior management and an opportunity to review the Company's facilities.
The Investor understands that such discussions, as well as the written information issued by the Company, were intended to describe the aspects of the Company's business and prospects which it believes to be material but were not necessarily a thorough or exhaustive description.
        (c) Investor has sufficient knowledge and experience in financial and business matters and is capable of evaluating the merits and risks of this investment and of making an informed investment decision with respect to the investment;
        (d) Investor is able to bear the economic risk of an investment in the Shares and, at the present time, is able to afford a complete loss of such investment;
       (e) Investor was not solicited by any leaflet, public promotional meeting, circular, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicitation in connection with the offer, sale, or purchase of Company securities;
       (f) Investor is investing in the securities for Investor's account and not with a view for resale and Investor does not intend to divide Investor's participation with others;
       (g) Investor understands and acknowledges that the Shares will be "restricted securities" as that term is defined in Rule 144 pro-mulgated under the Securities Act, and that the certificate(s) rep-resenting the Shares will bear a legend similar to the following:
          "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act") and are "restricted securities" as that term is defined in Rule 144 as promulgated under the Act. The securities may not be sold or transferred for value without an effective registration statement under the Act, pursuant to the provisions of Rule 144 under the Act, or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of the Company;

   The Investor acknowledges that the Securities must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from such registration is available.
   The Investor is aware of the provisions of Rule 144 promulgated under the Act which permits limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions, including, in case the Investor has held the securities for less than two years or is an affiliate of the Company, among other things: the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the securities to be sold, the sale being through a "broker's transaction" or in transactions directly with a "market maker," and the number of shares being sold during any three-month period not exceeding specified limitations."
       (h) At the time Investor was offered the Shares, Investor was, and at the date of this Agreement is, and at the Closing Date it will be, an "accredited investor" as that term is defined in Rule 501(a) under the Securities Act.
       (i) Investor understands that no established public market now exists for any of the securities issued by the Company and there has been and can be no assurance that a public offering will be successfully completed by the Company or that an established public market will ever exist for the Common Stock.

8.0   DEFAULTS AND REMEDIES

    8.1 Events of Default. The occurrence of one or more of the following events shall constitute an event of default with respect to each Debenture:
   (a) Nonpayment of the Principal or accrued interest on the Debenture when the same shall become due and payable, whether at maturity or at a date fixed for prepayment or by acceleration or otherwise, and such failure is not cured within 45 days after the Company receives written demand from the Holder to remedy the same;
   (b) The Company becomes insolvent, a receiver is appointed to take possession of all or a substantial part of its properties, the Company makes an assignment for the benefit of creditors or files a voluntary petition in bankruptcy, or the Company is the subject of an involuntary petition of bankruptcy.

    8.2   Remedies.  Upon the occurrence of an Event of Default under
Section 8.1 above, at the option and upon the declaration of the Investor, (i) the entire unpaid Principal and accrued interest on the Debenture held by Investor shall, without presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived, be forthwith due and payable, and the Investor may, immediately and without expiration of any period of grace, enforce payment of all amounts due and owing under the Debenture and exercise any and all other remedies granted to it at law, in equity, or otherwise.

9.0  WAIVERS AND AMENDMENTS

    9.1 This Agreement shall not be modified, amended or terminated except by written amendment signed by the parties. With the writ-ten consent of the parties, the obligations of the Company and the rights of the Investor under this Agreement may be waived either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely.
                                   -6-

10.0    NOTICES

    10.1 Any notice, request, demand, claim, instruction, or other document to be given to any party pursuant to this Agreement shall be in writing delivered personally or sent by mail, registered or certified, postage fully prepaid, as follows:
If to the Company, to the address set forth on the first page of this Agreement, with a copy to:
                                Tollefsen Business Law P.C.
                                2707 Colby Ave., Ste. 901
                                Everett, Washington  98201
                                Attn:  Stephen N. Tollefsen

    If to Investor, to the address set forth on the first page of this Agreement.

    10.2 Any party may give any notice, request, demand, claim, instruction, or other document under this section using any other means (including expedited courier, messenger service, telecopy, facsimile, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, instruction, or other document shall be deemed to have been duly given unless and until it actually is received by the individual for whom it is intended. Any party may change its address for purposes of this section by giving notice of the change of address to the other party in the manner provided in this section.


11.0  GENERAL PROVISIONS

    11.1 The Parties agree to furnish upon request to each other such further information, and to execute and deliver to each other such other documents, and to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

    11.2 This Agreement supersedes all prior agreements between the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

    11.3 Neither party may assign any of its rights under this Agreement without the prior consent of the other parties, except that Investor may assign any of its rights under this Agreement to any subsidiary or affiliate of Investor. This Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

    11.4 If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect.

Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

    11.5 The headings in this Agreement are provided for convenience only and will not affect its construction or interpretation.

    11.6 With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

    11.7 This Agreement will be construed in accordance with its terms and governed in all respects by the laws of the State of Washington.

    11.8 This Agreement may be signed in as many counterparts is as necessary and all signatures so executed shall constitute one
Agreement, binding on all Parties as if each was a signatory on the original.

    11.9 In the event an arbitration, suit or action is brought by any party under this Agreement to enforce any of its terms, or in any appeal therefrom, it is agreed that the prevailing party shall be awarded and receive from the non-prevailing party all costs and expenses, including all reasonable attorneys fees to be fixed by the arbitrator, trial court, and/or appellate court, in the action and on appeal.

    11.10 The addenda, exhibits and schedules identified in this Agreement are incorporated herein by reference and made a part hereof.


12.0   SIGNATURES

    12.1 IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

Investor:

 /s/ Ben House
__________________________________________
Ben House

The Company:
AXION SPATIAL IMAGING, INC.

/s/ Ian Basford
_________________________________________
By:  Ian Basford, President

                                                          SCHEDULE A


                          DISCLOSURE SCHEDULE
                       (pursuant to Section 6.0)

[This page intentionally left blank]

                                                          SCHEDULE B

                          DISCLOSURE SCHEDULE
                       (pursuant to Section 7.0)

[This page intentionally left blank]

                                                         EXHIBIT A

                       CONVERTIBLE DEBENTURE

   This Debenture and the common shares of the Company issuable upon the conversion of this Debenture, have not been registered under the Securities Act of 1933, as amended (the "Securities Act") or applicable state securities laws and are "restricted securities" as that term is defined in rule 144 under the Securities Act. The securities may not be sold or transferred for value without an effective registration statement under the Securities Act and applicable state securities laws, or pursuant to exemption from registration under the Securities Act, the availability of which is to be established to the satisfaction of the Company.

   FOR VALUE RECEIVED, AXION SPATIAL IMAGING, INC. ("Company"), a company incorporated under the laws of the State of Nevada and having an office at #700 9925-109 Street, Edmonton, Alberta, T5K2J8 Canada, hereby acknowledges itself indebted and promises to pay to ("Holder"), on or before Maturity, one hundred thousand $$100,000) ("Principal") in lawful money of the United States with interest on the Principal from the date of funding. The interest rate will be calculated on the basis of a simple interest rate of 10% (ten percent) per annum. Interest is cumulative from the date of issue and is payable annually on the 1st day of August, beginning August 2000.

   Unless previously converted as described below, the Company shall repay the Principal and any accrued and unpaid interest thereon to the Holder at the address of the Company set forth above on the "Repayment Date."

DEFINITIONS

- "Agreement" means the Convertible Debenture Agreement of even date, and all attached Exhibits and Schedules, the terms of which are incorporated by reference herein, and in accordance with said terms this Debenture is being issued. All capitalized terms used in this Debenture and not defined herein shall have the meanings ascribed to them in the Agreement.
- "Common Stock" means shares of the class designated as common stock, $.001 par value, of the Company at the date of this Agreement.
- "Conversion Price" means $0.43 per share.
- "Conversion Shares" means that number of shares of the Company's Common Stock issuable upon conversion of the Debenture, valued at the Conversion Price, provided, however, that if an adjustment is required under Section 5.5 of this Agreement, that "Conversion Shares" means, after each such adjustment, the number of shares of Common Stock issuable upon the conversion of this Debenture immediately after the last such adjustment.
- "Maturity" means the earlier of (i) 5:00 pm Pacific Daylight Time on the date thirty-six (36) months after the Closing Date; or (ii) the date of complete conversion (if any) as provided in this Agreement.
- "Principal" means the amount of money loaned to the Company by Holder, one hundred thousand dollars($100,000) payable in lawful money of the United States.

CONVERSION

   The Debenture shall be convertible at any time at the option of Holder into Common Stock of the Company at the Conversion Price, upon not less than ten (10) nor more than ninety (90) days notice. The number of Conversion Shares is subject to adjustment in certain events as set forth below. Holder may elect to convert the entire Principal of the Debenture into Conversion Shares or a portion thereof at the Conversion Price, provided however, that in the event of any partial conversion, at least $25,000 of the Principal must be converted at any given time. Partial conversion of the Debenture shall result in a proportional reduction of the Principal.

   To convert, Holder shall within the conversion period tender notice of conversion to the agent designated by the Company. Conversion eliminates all rights and obligations resulting from the Debenture. No fractional share of Common Stock or scrip representing a fractional share will be issued upon conversion, but if the conversion results in a fractional share the Company will round the fractional share upward to the next whole integer. As soon as practicable after receipt of a request by the Holder to convert, the Company shall deliver a certificate for the number of whole Conversion Shares issuable upon the conversion. The Company agrees to reserve a sufficient number of shares of its Common Stock to satisfy its obligation to Holder in the event Holder elects to convert. If Holder elects to convert, Holder may also elect to convert any accrued and unpaid interest into Common Stock at the Conversion Price.

   The Conversion Shares will not be registered under the United
States Securities Act of 1933, as amended ("Securities Act"), and shall be issued as restricted common stock as the term "restricted" is defined in Rule 144 under the Securities Act.

Automatic Conversion. The Debenture shall automatically be converted into shares of Common Stock at the Conversion Price upon the earlier of (1) immediately upon the closing of the sale of the Company's Common Stock in a firm commitment, underwritten public offering registered under the Securities Act, at a public offering price (prior to underwiter's discounts and expenses) equal to or exceeding $2.00 per share of Common Stock (as adjusted for any stock dividends, combinations or splits with respect to the shares) and the aggregate proceeds to the Company (after deduction for underwriter discounts and expenses relating to the issuance) exceed $1,000,000, or (2) if the average common stock trading price ("Average Market Price") for the fifteen (15) trading days last preceding the date of conversion is equal to or exceeds $1.88 per share. For purposes of calculating the Average Market Price, the market price per share of the common stock at any date shall be (i) if the principal trading market for such securities is an exchange, the closing bid price on the exchange on that day, provided if trading of the common stock is listed on any consolidated tape, the price shall be the closing bid price set forth on the consolidated tape, or (ii) if the principal market for the securities is the over-the-counter market, the closing bid price on that date as set forth by NASDAQ NMS, NASDAQ SmallCap, the NASD Electronic Bulletin

                                                         EXHIBIT A

Board or over-the-counter, as the case may be, or (iii) if the security is not quoted over-the-counter, the closing bid price as reported by the National Quotation Bureau (or similar organization or agency succeeding to its functions of reporting prices). Notwithstanding the foregoing, if there is no reported closing price or closing bid price, as the case may be, on a date prior to the event requiring a computation or adjustment hereunder, then the market price shall be determined as of the latest date prior to the day for which the closing price or closing bid price is available.

ADJUSTMENTS

The number of Conversion Shares is subject to adjustment upon the occurrence of certain events, including (i) stock dividends, stock splits or combinations, (ii) rights offerings for shares of common stock at less than the then current market price to existing holders of common stock, and (iii) recapitalizations, mergers and reorganizations. However, in the event of a merger or reorganization in which the Company is not the surviving corporation, including one following an acquisition of substantially all of the Company's outstanding voting securities by another corporation, the right of Holder to convert the Debenture into Common Stock of the Company shall, at the sole discretion of Holder, be converted into the right to receive whatever securities or other property, including cash, the holders of Common Stock received upon such merger or acquisition.

   So long as this Debenture shall be outstanding, if the Company proposes to take any action that would cause an adjustment to be made pursuant to this section, the Company shall mail by certified mail to the Holder, at least 10 days prior to the day on which such adjustment would become effective, a notice setting forth in reasonable detail the action to be so taken.

EVENTS OF DEFAULT AND REMEDIES

   Events of Default. The occurrence of one or more of the following events shall constitute an event of default with respect to each Debenture:

  1. Nonpayment of the Principal or accrued interest on the Debenture when the same shall become due and payable, whether at maturity or at a date fixed for prepayment or by acceleration or otherwise, and such failure is not cured within 45 days after the Company receives written demand from the Holder to remedy the same;

  2. The Company becomes insolvent, a receiver is appointed to take possession of all or a substantial part of its properties, the Company makes an assignment for the benefit of creditors or files a voluntary petition in bankruptcy, or the Company is the subject of an involuntary petition of bankruptcy.

   Remedies.  Upon the occurrence of an Event of Default under
Section 8.1 above, at the option and upon the declaration of the Holder, (i) the entire unpaid Principal and accrued interest on the Debenture held by Holder shall, without presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived, be forthwith due and payable, and the Holder may, immediately and

                                                         EXHIBIT A

without expiration of any period of grace, enforce payment of all amounts due and owing under the Debenture and exercise any and all other remedies granted to it at law, in equity, or otherwise.

DISCHARGE OF DEBENTURE

   Upon repayment, conversion or redemption, in whole or in part, this Debenture shall be surrendered by the Holder to the Company for cancellation.

LOSS OF DEBENTURE

   If the Holder claims that this Debenture has been lost, destroyed or wrongfully taken, the Company shall issue a replacement Debenture upon: (1) receipt of an indemnity bond or other assurance requested by the Company to protect it from any loss which it may suffer by reason of such replacement or subsequent presentment of the original Debenture; and
(2) payment by the Holder of any expenses incurred by the Company in replacing the Debenture.

AMENDMENTS AND WAIVERS

   The Debenture and its terms may only be amended by agreement in writing duly executed by the Company and the Holder. With the written consent of the parties, the obligations of the Company and the rights of the Investor under this Debenture may be waived either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely.

    The Company may require the Holder to surrender this Debenture so that an appropriate notation concerning an amendment may be placed thereon or a new debenture, reflecting the amendment or waiver. Even if such a notation is not made or such a new debenture is not issued, such amendment or waiver and any consent given thereto by the Holder shall be binding according to its terms on any subsequent holder of this Debenture.

  IN WITNESS WHEREOF, AXION SPATIAL IMAGING, INC. has caused its corporate seal to be hereunto affixed and this Debenture to be signed by an authorized signing officer of the Company this 1st day of October, 1999.

AXION SPATIAL IMAGING, INC.

/s/ Ian Basford
_________________________________________
By:  Ian Basford, President
     AXION SPATIAL IMAGING, INC.

                                                         EXHIBIT B
                     AXION SPATIAL IMAGING, INC.

                       STOCK PURCHASE WARRANT

   This Warrant and the common shares of the Company issuable upon its exercise have not been registered under the Securities Act of 1933, as amended (the "Securities Act") or applicable state securities laws and are "restricted securities" as that term is defined in rule 144 under the Securities Act. The securities may not be sold or transferred for value without an effective registration statement under the Securities Act and applicable state securities laws, or pursuant to exemption from registration under the Securities Act, the availability of which is to be established to the satisfaction of the Company.

Void after October 15, 2002

No. of Shares  80,000

Exercise Price  $.62


THIS CERTIFIES THAT, for value received, Ben House and his registered assigns (hereinafter called the "Holder") is entitled to purchase from Axion Spatial Imaging, Inc. ("Company"), at any time after the Closing Date and ending at 5:00 p.m. Seattle, Washington Time on the Expiration Date, as such term is defined in
Section 1.0 below, up to eighty thousand (80,000) shares of the Company's Common Stock (the "Warrant Shares"). The Exercise Price per share of this warrant shall be the price per share of $.62, payable inlawful money of the United States. This Warrant may be exercised in whole or in part, at the option of the Holder. Unless otherwise defined herein, all capitalized terms used in this Warrant shall have the meanings ascribed to them in the Convertible Debenture Agreement of even date, to which this Warrant is attached as an exhibit.

1.0 Term

    1.1 This Warrant shall be exercisable at any time after the Closing Date and ending at 5:00 p.m. Seattle, Washington Time on
October 15, 2002 (the "Expiration Date").

2.0 Method of Exercise; Payment; Issuance of New Warrant

    2.1  Subject to Section 1.0 hereof, the purchase right represented by this Warrant may be exercised by the Holder, in whole or in part, by:
         (a) the surrender of this Warrant (with the notice of
              exercise form attached hereto as Attachment A duly executed) at the principal office of the Company; and
         (b) the payment to the Company, by check or wire, of an amount equal to the applicable Warrant Price per share multiplied by the number of Warrant Shares then being purchased;

                                                           EXHIBIT B

             provided, however, that this Warrant may not be exercised in increments representing a purchase of less than 20,000 shares at one time.

    2.2 If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the Warrant Shares purchasable hereunder. Upon receipt by the Company of this Warrant and such notice of exercise, together with, if applicable, the aggregate Warrant Price, at its principal executive office, the Holder shall be deemed to be the holder of record of the applicable Warrant Shares, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Warrant Shares shall not then be actually delivered to the Holder. The Company shall pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of the Warrant Shares to the registered owner of this Warrant.

3.0 Stock Fully Paid; Reservation of Warrant Shares

    3.1 All shares of stock which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof. During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved for the purpose of issue upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of its stock to provide for the exercise of the rights represented by this Warrant. In the event that there is an insufficient number of Warrant Shares reserved for issuance pursuant to the exercise of this Warrant, the Company will take appropriate action to authorize an increase in the capital stock to allow for such issuance or similar issuance acceptable to the Holder.

4.0 Adjustment of Warrant Price and Number of Warrant Shares

    4.1 The number and kind of Warrant Shares purchasable upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

   (a) Reclassification; Merger. In case of any reclassification or change of outstanding securities of the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is a continuing corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this Warrant), or any other corporate reorganization in which the Company shall not be the continuing or surviving entity of such consolidation, merger or reorganization, or any transaction in which in excess of 50% of the Company's voting power is transferred, or any sale of all or substantially all of the stock or assets of the Company, the Company shall, as condition precedent to such transaction, execute a new Warrant or cause such successor or purchasing corporation, as the case may be, to execute a new Warrant, providing that the Holder shall have the right to exercise such new Warrant and upon such exercise to receive, in lieu of each share of stock theretofore issuable upon

                                                         EXHIBIT B

exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change, merger or acquisition by a holder of one share of stock. Such new Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section. The provisions of this Section shall similarly apply to successive reclassifications, changes, mergers and acquisitions.

   (b) Subdivision or Combination of Warrant Shares. If the Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its stock, the Warrant Price shall be proportionately decreased in the case of a subdivision or increased in the case of a combination.

   (c) Stock Dividends. If the Company at any time while this Warrant is outstanding and unexpired shall pay a dividend with respect to stock payable in stock, or make any other distribution with respect to stock of stock (except any distribution specifically provided for in the foregoing Sections 4.1(a) and
(b)), then the Warrant Price shall be adjusted, from and after the date of determination of shareholders entitled to receive such dividend or distribution, to that price determined by multiplying the Warrant Price in effect immediately prior to such date of determination by a fraction (i) the numerator of which shall be the total number of shares of stock outstanding immediately prior to such dividend or distribution, and (ii) the denominator of which shall be the total number of shares of stock outstanding immediately after such dividend or distribution.

   (d) Adjustment of Number of Warrant Shares. Upon each adjustment in the Warrant Price, the number of shares of stock purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of Warrant Shares purchasable immediately prior to such adjustment in the Warrant Price by a fraction, the numerator of which shall be the Warrant Price immediately prior to such adjustment and the denominator of which shall be the Warrant Price immediately thereafter.

   (e) Fractional Warrant Shares. No fractional Warrant Shares will be issued in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall, in its sole discretion, either make a cash payment therefor upon the basis of the Warrant Price then in effect or round the fractional share upward to the next whole integer.

5.0 Compliance with Securities Act; Non-transferability of Warrant; Disposition of Shares

    5.1 Compliance with Securities Act. The Holder, by acceptance hereof, agrees that this Warrant and the Warrant Shares are being acquired for investment and that he will not offer, sell or otherwise dispose of this Warrant or any Warrant Shares except under circumstances which will not result in a violation of the Securities Act of 1933, as amended ("Securities Act"). Upon exercise of this Warrant, the Holder hereof shall confirm in writing, in a form of Attachment B, that the Warrant Shares so purchased are being acquired for investment and not with a view toward distribution or resale. In addition, the Holder shall provide such additional information regarding such Holder's financial and investment background as the Company may reasonably request. This Warrant and all Warrant Shares (unless registered

                                                         EXHIBIT B

under the Act) shall be stamped or imprinted with a legend in substantially the following form:

    The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act") and are "restricted securities" as that term is defined in Rule 144 as promulgated under the Act. The securities may not be sold or transferred for value without an effective registration statement under the Act, pursuant to the provisions of Rule 144 under the Act, or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of the Company.

6.0 Transferability of Warrant

    6.1 This Warrant may not be transferred or assigned in whole or in part without (i) the prior written consent of the Company and (ii) compliance with applicable federal and state securities laws; provided, however, that the Warrant may be transferred without the prior written consent of the Company in the following transactions:

        (a) A transfer of the Warrant in whole by a Holder who is a natural person during such Holder's lifetime or on death by will or intestacy to such Holder's immediate family or to any custodian or trustee for the account of such Holder or such Holder's immediate family. "Immediate family" as used herein shall mean spouse, lineal descendant, father, mother, brother, or sister of the Holder;

        (b) A transfer of the Warrant in whole pursuant to and in accordance with the terms of any merger, consolidation, reclassification of shares or capital reorganization of the corporate shareholder or pursuant to a sale of all or substantially all of the stock or assets of a corporate shareholder; or

        (c) A transfer of the Warrant in whole to a parent, subsidiary or affiliate of a Holder.

7.0 Rights of Shareholders

    7.1 No Holder of this Warrant shall be entitled to vote or receive dividends or be deemed the holder of stock or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder of this Warrant, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Warrant has been exercised and the Warrant Shares shall have become deliverable, as provided herein.

8.0  General Provisions

                                                         EXHIBIT B

    8.1 This Agreement will be construed in accordance with its terms and governed in all respects by the laws of the State of Washington.

    8.2 The headings in this Agreement are provided for convenience only and will not affect its construction or interpretation. The
Warrant and its terms may only be amended, changed, waived, discharged or terminated by agreement in writing duly executed by the Company and the Holder.


AXION SPATIAL IMAGING, INC.


/s/ Ian Basford
_________________________________________
By:  Ian Basford, President

                                                             ATTACHMENT A

                            NOTICE OF EXERCISE


TO:  Axion Spatial Imaging, Inc.

1. The undersigned hereby elects to purchase _________ shares of stock of Axion Spatial Imaging, Inc. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full, together with all applicable transfer taxes, if any.

1. The undersigned hereby elects to convert the attached Warrant into Warrant Shares in the manner specified in Section 2.2 of the Warrant. This conversion is exercised with respect of _________ of the Shares covered by the Warrant.

[STRIKE PARAGRAPH ABOVE THAT DOES NOT APPLY.]

2. Please issue a certificate or certificates representing said shares of stock in the name of the undersigned or in such other name as is specified below:

__________________________________
Legal Name

___________________________________________________________________
Permanent Home Residence Address

___________________________________________________________________
City                     State            Zip Code

3. The undersigned represents that the aforesaid shares of stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares.


___________________________________________________
WARRANTHOLDER


Date: _________________________